Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	January 9, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: January 31, 2008

•	Initial valuation date: January 28, 2008

•	Final valuation date: January 27, 2009

•	Maturity date: January 30, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Barrick Gold Corporation	TBD	FWP-7	ABX	TBD	12.250%	75%	TBD	TBD	TBD	TBD	E-1511	06738RAS5/ US06738RAS58
Best Buy Co., Inc.	TBD	FWP-9	BBY	TBD	10.500%	80%	TBD	TBD	TBD	TBD	E-1512	06738RAT3/ US06738RAT32
CVS Corporation	TBD	FWP-11	CVS	TBD	8.500%	85%	TBD	TBD	TBD	TBD	E-1513	06738RAU0/ US06738RAU05
Deere & Company	TBD	FWP-13	DE	TBD	14.000%	80%	TBD	TBD	TBD	TBD	E-1514	06738RAV8/ US06738RAV87
The Dow Chemical Company	TBD	FWP-15	DOW	TBD	10.000%	80%	TBD	TBD	TBD	TBD	E-1515	06738RAW6/ US06738RAW60
Garmin Ltd.	TBD	FWP-17	GRMN	TBD	17.500%	70%	TBD	TBD	TBD	TBD	E-1516	06738RAX4/ US06738RAX44
The Home Depot, Inc.	TBD	FWP-19	HD	TBD	11.000%	75%	TBD	TBD	TBD	TBD	E-1517	06738RAY2/ US06738RAY27
The Nasdaq Stock Market, Inc.	TBD	FWP-21	NDAQ	TBD	12.250%	75%	TBD	TBD	TBD	TBD	E-1518	06738RAZ9/ US06738RAZ91
Research In Motion Limited	TBD	FWP-23	RIMM	TBD	15.250%	60%	TBD	TBD	TBD	TBD	E-1519	06738RBA3/ US06738RBA32
Schering-Plough Corporation	TBD	FWP-25	SGP	TBD	10.250%	75%	TBD	TBD	TBD	TBD	E-1520	06738RBB1/ US06738RBB15
Sears Holdings Corporation	TBD	FWP-27	SHLD	TBD	14.250%	70%	TBD	TBD	TBD	TBD	E-1521	06738RBC9/ US06738RBC97
Exxon Mobil Corporation	TBD	FWP-29	XOM	TBD	9.000%	80%	TBD	TBD	TBD	TBD	E-1522	06738RBF2/ US06738RBF29
Yahoo! Inc.	TBD	FWP-31	YHOO	TBD	12.500%	75%	TBD	TBD	TBD	TBD	E-1523	06738RBG0/ US06738RBG02

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007, and the information supplement dated December 12, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, the prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, the prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

FWP-2

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

FWP-3

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

FWP-4

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

FWP-5

Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. In early 2006, the Company completed the acquisition of Placer Dome Inc. (“Placer Dome”), which resulted in a significant increase in the scale of its mining operations. The acquisition of Placer Dome also added significant copper reserves at two mines, Zaldívar in Chile and Osborne in Australia. The Company generates revenue and cash flow from the production and sale of gold and copper. The Company sells its production in the world market through three primary distribution channels: gold bullion is sold in the gold spot market; gold and copper concentrate is sold to independent smelting companies; and gold bullion and copper cathode is sold under gold and copper cathode sales contracts between the Company and various third parties.

The linked share’s SEC file number is 001-09059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$19.50	$15.90	$18.56
June 28, 2002	$23.49	$17.18	$18.99
September 30, 2002	$19.61	$13.46	$15.55
December 31, 2002	$16.74	$13.82	$15.41
March 31, 2003	$17.43	$14.11	$15.56
June 30, 2003	$18.97	$14.61	$17.90
September 30, 2003	$21.13	$16.67	$18.83
December 31, 2003	$23.15	$18.35	$22.71
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 30, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
January 8, 2008*	$50.74	$42.93	$49.44

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $49.44

Protection level: 75.00%

Protection price: $37.08

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.226537

Coupon: 12.25% per annum

Maturity: January 30, 2009

Dividend yield: 0.61% per annum

Coupon amount monthly: $10.21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.25%		100.61%
+ 90%	12.25%		90.61%
+ 80%	12.25%		80.61%
+ 70%	12.25%		70.61%
+ 60%	12.25%		60.61%
+ 50%	12.25%		50.61%
+ 40%	12.25%		40.61%
+ 30%	12.25%		30.61%
+ 20%	12.25%		20.61%
+ 10%	12.25%		10.61%
+ 5%	12.25%		5.61%

0%	12.25%		0.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.25%	7.25%	-4.39%
- 10%	12.25%	2.25%	-9.39%
- 20%	12.25%	-7.75%	-19.39%
- 30%	N/A	-17.75%	-29.39%
- 40%	N/A	-27.75%	-39.39%
- 50%	N/A	-37.75%	-49.39%
- 60%	N/A	-47.75%	-59.39%
- 70%	N/A	-57.75%	-69.39%
- 80%	N/A	-67.75%	-79.39%
- 90%	N/A	-77.75%	-89.39%
- 100%	N/A	-87.75%	-99.39%

FWP-6

Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. The Company operates two reportable segments: Domestic and International. The Domestic segment is comprised of all U.S. store and online operations, including Best Buy, Geek Squad, Magnolia Audio Video and Pacific Sales Kitchen and Bath Centers (Pacific Sales). The International segment is comprised of all Canada store and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China store and online operations, including Best Buy, Geek Squad and Jiangsu Five Star Appliance Co.

The linked share’s SEC file number is 001-09595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$35.83	$29.02	$35.20
June 28, 2002	$35.44	$22.35	$24.20
September 30, 2002	$24.85	$12.33	$14.87
December 31, 2002	$20.20	$11.33	$16.10
March 31, 2003	$20.82	$15.77	$17.98
June 30, 2003	$29.95	$17.05	$29.28
September 30, 2003	$36.07	$26.43	$31.68
December 31, 2003	$41.73	$31.63	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
March 30, 2007	$51.80	$45.08	$48.72
June 29, 2007	$49.92	$44.24	$46.67
September 30, 2007	$48.48	$41.85	$46.02
December 31, 2007	$53.90	$44.90	$52.65
January 8, 2008*	$52.98	$45.50	$45.59

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBY

Initial price: $45.59

Protection level: 80.00%

Protection price: $36.47

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.934635

Coupon: 10.50% per annum

Maturity: January 30, 2009

Dividend yield: 1.01% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		101.01%
+ 90%	10.50%		91.01%
+ 80%	10.50%		81.01%
+ 70%	10.50%		71.01%
+ 60%	10.50%		61.01%
+ 50%	10.50%		51.01%
+ 40%	10.50%		41.01%
+ 30%	10.50%		31.01%
+ 20%	10.50%		21.01%
+ 10%	10.50%		11.01%
+ 5%	10.50%		6.01%

0%	10.50%		1.01%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-3.99%
- 10%	10.50%	0.50%	-8.99%
- 20%	10.50%	-9.50%	-18.99%
- 30%	N/A	-19.50%	-28.99%
- 40%	N/A	-29.50%	-38.99%
- 50%	N/A	-39.50%	-48.99%
- 60%	N/A	-49.50%	-58.99%
- 70%	N/A	-59.50%	-68.99%
- 80%	N/A	-69.50%	-78.99%
- 90%	N/A	-79.50%	-88.99%
- 100%	N/A	-89.50%	-98.99%

FWP-7

CVS Corporation

According to publicly available information, CVS Corporation (the “Company”) is a leader in the retail drugstore industry in the United States with net revenues of $43.8 billion in 2006. As of December 30, 2006, the Company operated 6,202 retail and specialty pharmacy stores in 43 states and the District of Columbia. The Company’s current operations are grouped into two businesses: Retail Pharmacy and Pharmacy Benefit Management. As of December 30, 2006, the Retail Pharmacy business included 6,150 retail drugstores, of which 6,058 operated a pharmacy, the Company’s online retail website, CVS.com® and its retail healthcare clinics. The retail drugstores are located in 40 states and the District of Columbia operating under the CVS® or CVS/pharmacy® name. As of December 30, 2006, the Company operated 146 retail healthcare clinics in 18 states under the MinuteClinic® name, of which 129 are located within CVS retail drugstores. The Pharmacy Benefit Management business provides a full range of prescription benefit management services to managed care and other organizations. These services include mail order pharmacy, specialty pharmacy, plan design and administration, formulary management and claims processing, as well as providing reinsurance services in conjunction with prescription drug benefit policies. The Pharmacy Benefit Management business operates under the PharmaCare Management Services name. The Company’s specialty pharmacy focuses on supporting individuals that require complex and expensive drug therapies to treat conditions such as organ transplants, HIV/AIDS and genetic conditions such as infertility, multiple sclerosis and certain cancers. As of December 30, 2006, the Company operated 52 specialty pharmacies under the PharmaCare Management Services and PharmaCare Pharmacy® name, located in 22 states and the District of Columbia, and 4 mail order facilities. Specialty pharmacy stores average 2,000 square feet in size and sell prescription drugs and a limited assortment of front store items such as alternative medications, homeopathic remedies and vitamins.

The linked share’s SEC file number is 001-01011.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.78	$12.79	$17.17
June 28, 2002	$17.85	$15.13	$15.30
September 30, 2002	$15.70	$11.79	$12.68
December 31, 2002	$14.47	$11.52	$12.49
March 31, 2003	$13.34	$10.92	$11.93
June 30, 2003	$14.35	$11.25	$14.02
September 30, 2003	$16.42	$13.62	$15.53
December 31, 2003	$18.78	$15.53	$18.06
March 31, 2004	$19.25	$16.87	$17.65
June 30, 2004	$21.50	$17.29	$21.01
September 30, 2004	$22.07	$19.31	$21.07
December 31, 2004	$23.65	$20.86	$22.54
March 31, 2005	$26.89	$22.18	$26.31
June 30, 2005	$29.68	$25.02	$29.07
September 30, 2005	$31.45	$27.69	$29.01
December 30, 2005	$29.30	$23.89	$26.42
March 31, 2006	$30.98	$26.06	$29.87
June 30, 2006	$31.89	$27.51	$30.70
September 29, 2006	$36.14	$29.85	$32.12
December 29, 2006	$32.26	$27.10	$30.91
March 30, 2007	$34.90	$30.45	$34.14
June 29, 2007	$39.44	$34.14	$36.45
September 30, 2007	$39.85	$34.80	$39.63
December 31, 2007	$42.60	$36.69	$39.75
January 8, 2008*	$39.76	$36.20	$37.58

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CVS

Initial price: $37.58

Protection level: 85.00%

Protection price: $31.94

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.609899

Coupon: 8.50% per annum

Maturity: January 30, 2009

Dividend yield: 0.62% per annum

Coupon amount monthly: $7.08

FWP-8

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.62%
+ 90%	8.50%		90.62%
+ 80%	8.50%		80.62%
+ 70%	8.50%		70.62%
+ 60%	8.50%		60.62%
+ 50%	8.50%		50.62%
+ 40%	8.50%		40.62%
+ 30%	8.50%		30.62%
+ 20%	8.50%		20.62%
+ 10%	8.50%		10.62%
+ 5%	8.50%		5.62%

0%	8.50%		0.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.38%
- 10%	8.50%	-1.50%	-9.38%
- 20%	N/A	-11.50%	-19.38%
- 30%	N/A	-21.50%	-29.38%
- 40%	N/A	-31.50%	-39.38%
- 50%	N/A	-41.50%	-49.38%
- 60%	N/A	-51.50%	-59.38%
- 70%	N/A	-61.50%	-69.38%
- 80%	N/A	-71.50%	-79.38%
- 90%	N/A	-81.50%	-89.38%
- 100%	N/A	-91.50%	-99.38%

FWP-9

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$24.99	$20.55	$22.78
June 28, 2002	$24.20	$20.82	$23.95
September 30, 2002	$24.59	$18.75	$22.73
December 31, 2002	$25.80	$20.86	$22.93
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 30, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
January 8, 2008*	$94.39	$87.34	$87.79

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $87.79

Protection level: 80.00%

Protection price: $70.23

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.390819

Coupon: 14.00% per annum

Maturity: January 30, 2009

Dividend yield: 1.10% per annum

Coupon amount monthly: $11.67

FWP-10

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	14.00%		101.10%
+ 90%	14.00%		91.10%
+ 80%	14.00%		81.10%
+ 70%	14.00%		71.10%
+ 60%	14.00%		61.10%
+ 50%	14.00%		51.10%
+ 40%	14.00%		41.10%
+ 30%	14.00%		31.10%
+ 20%	14.00%		21.10%
+ 10%	14.00%		11.10%
+ 5%	14.00%		6.10%

0%	14.00%		1.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.00%	9.00%	-3.90%
- 10%	14.00%	4.00%	-8.90%
- 20%	14.00%	-6.00%	-18.90%
- 30%	N/A	-16.00%	-28.90%
- 40%	N/A	-26.00%	-38.90%
- 50%	N/A	-36.00%	-48.90%
- 60%	N/A	-46.00%	-58.90%
- 70%	N/A	-56.00%	-68.90%
- 80%	N/A	-66.00%	-78.90%
- 90%	N/A	-76.00%	-88.90%
- 100%	N/A	-86.00%	-98.90%

FWP-11

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. The Company is a diversified chemical company that offers a broad range of innovative chemical, plastic and agricultural products and services to customers in more than 175 countries. In 2006, the Company had annual sales of $49 billion and employed approximately 42,600 people worldwide. The Company has 150 manufacturing sites in 37 countries and produces more than 3,100 products.

The linked share’s SEC file number is 001-03433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$37.00	$23.68	$32.72
June 28, 2002	$34.59	$29.71	$34.38
September 30, 2002	$34.73	$24.80	$27.31
December 31, 2002	$32.20	$24.10	$29.70
March 31, 2003	$31.30	$24.83	$27.61
June 30, 2003	$32.95	$27.20	$30.96
September 30, 2003	$35.89	$30.26	$32.54
December 31, 2003	$42.00	$32.56	$41.57
March 31, 2004	$44.21	$37.49	$40.28
June 30, 2004	$42.45	$36.36	$40.70
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 30, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
January 8, 2008*	$39.51	$36.62	$36.77

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $36.77

Protection level: 80.00%

Protection price: $29.42

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.196084

Coupon: 10.00% per annum

Maturity: January 30, 2009

Dividend yield: 4.51% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		104.51%
+ 90%	10.00%		94.51%
+ 80%	10.00%		84.51%
+ 70%	10.00%		74.51%
+ 60%	10.00%		64.51%
+ 50%	10.00%		54.51%
+ 40%	10.00%		44.51%
+ 30%	10.00%		34.51%
+ 20%	10.00%		24.51%
+ 10%	10.00%		14.51%
+ 5%	10.00%		9.51%

0%	10.00%		4.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-0.49%
- 10%	10.00%	0.00%	-5.49%
- 20%	10.00%	-10.00%	-15.49%
- 30%	N/A	-20.00%	-25.49%
- 40%	N/A	-30.00%	-35.49%
- 50%	N/A	-40.00%	-45.49%
- 60%	N/A	-50.00%	-55.49%
- 70%	N/A	-60.00%	-65.49%
- 80%	N/A	-70.00%	-75.49%
- 90%	N/A	-80.00%	-85.49%
- 100%	N/A	-90.00%	-95.49%

FWP-12

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 19 million products, which includes the delivery of over 5.4 million products during 2006. The Company’s target markets are currently broken down into four main segments—automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$11.48	$9.30	$11.46
June 28, 2002	$12.13	$10.68	$11.03
September 30, 2002	$11.07	$9.03	$9.28
December 31, 2002	$15.17	$8.85	$14.65
March 31, 2003	$18.60	$13.68	$17.90
June 30, 2003	$25.85	$17.44	$19.94
September 30, 2003	$23.75	$17.85	$20.94
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 30, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
January 8, 2008*	$95.58	$79.19	$79.97

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $79.97

Protection level: 70.00%

Protection price: $55.98

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.504689

Coupon: 17.50% per annum

Maturity: January 30, 2009

Dividend yield: 1.06% per annum

Coupon amount monthly: $14.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	17.50%		101.06%
+ 90%	17.50%		91.06%
+ 80%	17.50%		81.06%
+ 70%	17.50%		71.06%
+ 60%	17.50%		61.06%
+ 50%	17.50%		51.06%
+ 40%	17.50%		41.06%
+ 30%	17.50%		31.06%
+ 20%	17.50%		21.06%
+ 10%	17.50%		11.06%
+ 5%	17.50%		6.06%

0%	17.50%		1.06%

	Protection Price Ever Breached?
	NO	YES
- 5%	17.50%	12.50%	-3.94%
- 10%	17.50%	7.50%	-8.94%
- 20%	17.50%	-2.50%	-18.94%
- 30%	17.50%	-12.50%	-28.94%
- 40%	N/A	-22.50%	-38.94%
- 50%	N/A	-32.50%	-48.94%
- 60%	N/A	-42.50%	-58.94%
- 70%	N/A	-52.50%	-68.94%
- 80%	N/A	-62.50%	-78.94%
- 90%	N/A	-72.50%	-88.94%
- 100%	N/A	-82.50%	-98.94%

FWP-13

The Home Depot, Inc.

According to publicly available information, The Home Depot, Inc. (the “Company”) is a home improvement retailer and the second largest retailer in the United States, based on Net Sales for the fiscal year ended January 28, 2007. As of the end of fiscal 2006, The company operates 2,147 stores, most of which are The Home Depot stores. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2006, the Company had 2,100 The Home Depot stores located throughout the United States. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2006, the Company had 2,100 The Home Depot stores located throughout the United States (including the territories of Puerto Rico and the Virgin Islands), Canada, China and Mexico., Canada, China and Mexico.

The linked share’s SEC file number is 001-08207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$52.60	$46.90	$48.61
June 28, 2002	$50.46	$34.90	$36.73
September 30, 2002	$38.50	$24.75	$26.10
December 31, 2002	$31.30	$23.01	$23.96
March 31, 2003	$25.80	$20.10	$24.36
June 30, 2003	$34.70	$23.99	$33.12
September 30, 2003	$34.70	$30.15	$31.85
December 31, 2003	$37.89	$32.09	$35.49
March 31, 2004	$37.64	$34.71	$37.36
June 30, 2004	$37.38	$32.34	$35.20
September 30, 2004	$39.72	$32.40	$39.20
December 31, 2004	$44.30	$38.31	$42.74
March 31, 2005	$43.26	$37.44	$38.24
June 30, 2005	$40.80	$34.56	$38.90
September 30, 2005	$43.97	$37.20	$38.14
December 30, 2005	$43.25	$37.52	$40.48
March 31, 2006	$43.94	$38.50	$42.30
June 30, 2006	$42.91	$35.63	$35.79
September 29, 2006	$37.63	$32.85	$36.27
December 29, 2006	$40.37	$35.55	$40.16
March 30, 2007	$42.01	$36.35	$36.74
June 29, 2007	$41.19	$36.60	$39.35
September 30, 2007	$41.01	$31.85	$32.44
December 31, 2007	$34.55	$25.57	$26.94
January 8, 2008*	$27.27	$24.67	$24.73

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HD

Initial price: $24.73

Protection level: 75.00%

Protection price: $18.55

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.436717

Coupon: 11.00% per annum

Maturity: January 30, 2009

Dividend yield: 3.70% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		103.70%
+ 90%	11.00%		93.70%
+ 80%	11.00%		83.70%
+ 70%	11.00%		73.70%
+ 60%	11.00%		63.70%
+ 50%	11.00%		53.70%
+ 40%	11.00%		43.70%
+ 30%	11.00%		33.70%
+ 20%	11.00%		23.70%
+ 10%	11.00%		13.70%
+ 5%	11.00%		8.70%

0%	11.00%		3.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-1.30%
- 10%	11.00%	1.00%	-6.30%
- 20%	11.00%	-9.00%	-16.30%
- 30%	N/A	-19.00%	-26.30%
- 40%	N/A	-29.00%	-36.30%
- 50%	N/A	-39.00%	-46.30%
- 60%	N/A	-49.00%	-56.30%
- 70%	N/A	-59.00%	-66.30%
- 80%	N/A	-69.00%	-76.30%
- 90%	N/A	-79.00%	-86.30%
- 100%	N/A	-89.00%	-96.30%

FWP-14

The Nasdaq Stock Market, Inc.

According to publicly available information, The Nasdaq Stock Market, Inc. (the “Company”) is a provider of securities listing, trading, and information products and services. The Company operates The Nasdaq Stock Market. As of December 31, 2006, the Company was home to approximately 3,193 listed companies with a combined market capitalization of over $4.1 trillion. The Company also operates The Nasdaq Market Center, which provides its market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national stock exchanges. The Company was founded in 1971 as a wholly-owned subsidiary of National Association of Securities Dealers, Inc., or NASD, which operates subject to the oversight of the U.S. Securities and Exchange Commission. On January 13, 2006, the SEC approved the Company’s application for registration as a national securities exchange.

The linked share’s SEC file number is 000-32651.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	N.A.	N.A.	N.A.
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	$11.86	$9.35	$10.70
June 30, 2005	$20.00	$9.81	$18.86
September 30, 2005	$25.75	$18.80	$25.35
December 30, 2005	$45.23	$25.40	$35.18
March 31, 2006	$46.70	$34.83	$40.04
June 30, 2006	$44.63	$23.91	$29.90
September 29, 2006	$32.49	$25.34	$30.24
December 29, 2006	$42.37	$28.90	$30.79
March 30, 2007	$37.45	$26.57	$29.41
June 29, 2007	$34.95	$29.05	$29.71
September 30, 2007	$39.00	$28.50	$37.68
December 31, 2007	$50.47	$37.66	$49.49
January 8, 2008*	$49.90	$42.66	$43.52

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NDAQ

Initial price: $43.52

Protection level: 75.00%

Protection price: $32.64

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.977941

Coupon: 12.25% per annum

Maturity: January 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.25%		100.00%
+ 90%	12.25%		90.00%
+ 80%	12.25%		80.00%
+ 70%	12.25%		70.00%
+ 60%	12.25%		60.00%
+ 50%	12.25%		50.00%
+ 40%	12.25%		40.00%
+ 30%	12.25%		30.00%
+ 20%	12.25%		20.00%
+ 10%	12.25%		10.00%
+ 5%	12.25%		5.00%

0%	12.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.25%	7.25%	-5.00%
- 10%	12.25%	2.25%	-10.00%
- 20%	12.25%	-7.75%	-20.00%
- 30%	N/A	-17.75%	-30.00%
- 40%	N/A	-27.75%	-40.00%
- 50%	N/A	-37.75%	-50.00%
- 60%	N/A	-47.75%	-60.00%
- 70%	N/A	-57.75%	-70.00%
- 80%	N/A	-67.75%	-80.00%
- 90%	N/A	-77.75%	-90.00%
- 100%	N/A	-87.75%	-100.00%

FWP-15

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

RIM’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific.

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$4.93	$3.42	$4.63
June 28, 2002	$4.90	$1.77	$1.90
September 30, 2002	$2.65	$1.42	$1.57
December 31, 2002	$2.84	$1.39	$2.19
March 31, 2003	$2.67	$1.79	$2.18
June 30, 2003	$3.91	$2.13	$3.60
September 30, 2003	$6.51	$3.41	$6.37
December 31, 2003	$11.83	$6.17	$11.14
March 31, 2004	$16.94	$11.02	$15.55
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 30, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
January 8, 2008*	$116.04	$95.69	$96.53

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $96.53

Protection level: 60.00%

Protection price: $57.92

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.359474

Coupon: 15.25% per annum

Maturity: January 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	15.25%		100.00%
+ 90%	15.25%		90.00%
+ 80%	15.25%		80.00%
+ 70%	15.25%		70.00%
+ 60%	15.25%		60.00%
+ 50%	15.25%		50.00%
+ 40%	15.25%		40.00%
+ 30%	15.25%		30.00%
+ 20%	15.25%		20.00%
+ 10%	15.25%		10.00%
+ 5%	15.25%		5.00%

0%	15.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	15.25%	10.25%	-5.00%
- 10%	15.25%	5.25%	-10.00%
- 20%	15.25%	-4.75%	-20.00%
- 30%	15.25%	-14.75%	-30.00%
- 40%	15.25%	-24.75%	-40.00%
- 50%	N/A	-34.75%	-50.00%
- 60%	N/A	-44.75%	-60.00%
- 70%	N/A	-54.75%	-70.00%
- 80%	N/A	-64.75%	-80.00%
- 90%	N/A	-74.75%	-90.00%
- 100%	N/A	-84.75%	-100.00%

FWP-16

Schering-Plough Corporation

According to publicly available information, Schering-Plough Corporation (the “Company”) is a global science-based health care company with leading prescription, consumer and animal health products. Through internal research and collaborations with business partners, the Company discovers, develops, manufactures and markets advanced drug therapies to meet medical needs. The Company’s worldwide headquarters is in Kenilworth, New Jersey, and its website is www.schering-plough.com.

The linked share’s SEC file number is 001-06571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$36.25	$30.28	$31.30
June 28, 2002	$31.00	$22.65	$24.60
September 30, 2002	$25.50	$20.06	$21.32
December 31, 2002	$23.53	$16.30	$22.20
March 31, 2003	$23.75	$15.22	$17.83
June 30, 2003	$20.91	$16.55	$18.60
September 30, 2003	$19.50	$14.25	$15.24
December 31, 2003	$17.39	$14.35	$17.39
March 31, 2004	$19.04	$15.86	$16.22
June 30, 2004	$18.90	$15.95	$18.48
September 30, 2004	$20.10	$17.51	$19.06
December 31, 2004	$21.37	$16.56	$20.88
March 31, 2005	$21.59	$17.67	$18.15
June 30, 2005	$21.24	$17.80	$19.06
September 30, 2005	$22.53	$18.40	$21.05
December 30, 2005	$21.90	$18.87	$20.85
March 31, 2006	$21.15	$17.88	$18.99
June 30, 2006	$20.10	$18.19	$19.03
September 29, 2006	$22.12	$18.45	$22.09
December 29, 2006	$24.07	$21.15	$23.64
March 30, 2007	$25.59	$22.36	$25.51
June 29, 2007	$33.81	$25.17	$30.44
September 30, 2007	$32.97	$27.05	$31.63
December 31, 2007	$33.40	$25.90	$26.64
January 8, 2008*	$27.29	$25.42	$26.81

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SGP

Initial price: $26.81

Protection level: 75.00%

Protection price: $20.11

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.299515

Coupon: 10.25% per annum

Maturity: January 30, 2009

Dividend yield: 0.92% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.92%
+ 90%	10.25%		90.92%
+ 80%	10.25%		80.92%
+ 70%	10.25%		70.92%
+ 60%	10.25%		60.92%
+ 50%	10.25%		50.92%
+ 40%	10.25%		40.92%
+ 30%	10.25%		30.92%
+ 20%	10.25%		20.92%
+ 10%	10.25%		10.92%
+ 5%	10.25%		5.92%

0%	10.25%		0.92%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-4.08%
- 10%	10.25%	0.25%	-9.08%
- 20%	10.25%	-9.75%	-19.08%
- 30%	N/A	-19.75%	-29.08%
- 40%	N/A	-29.75%	-39.08%
- 50%	N/A	-39.75%	-49.08%
- 60%	N/A	-49.75%	-59.08%
- 70%	N/A	-59.75%	-69.08%
- 80%	N/A	-69.75%	-79.08%
- 90%	N/A	-79.75%	-89.08%
- 100%	N/A	-89.75%	-99.08%

FWP-17

Sears Holdings Corporation

According to publicly available information, Sears Holdings Corporation (the “Company”) is the parent company of Kmart Holding Corporation (“Kmart”) and Sears, Roebuck and Co. (“Sears”). Holdings was formed as a Delaware corporation in 2004 in connection with the merger of Kmart and Sears. The merger completed on March 24, 2005, combined two of America’s oldest existing retail entities, both with origins dating to the late 1800s. The company is a broadline retailer with approximately 2,300 full-line and 1,100 specialty retail stores in the United States operating through Kmart and Sears and approximately 370 full-line and specialty retail stores in Canada operating through Sears Canada Inc., a 70%-owned subsidiary.

The linked share’s SEC file number is 000-51217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	N.A.	N.A.	N.A.
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	$27.05	$17.22	$27.05
September 30, 2003	$32.27	$21.86	$25.02
December 31, 2003	$34.55	$23.00	$23.95
March 31, 2004	$42.58	$22.41	$41.48
June 30, 2004	$73.90	$40.66	$71.80
September 30, 2004	$90.20	$61.77	$87.47
December 31, 2004	$119.67	$84.91	$98.95
March 31, 2005	$138.00	$84.51	$133.17
June 30, 2005	$158.90	$128.75	$149.87
September 30, 2005	$163.50	$114.05	$124.42
December 30, 2005	$127.73	$111.64	$115.53
March 31, 2006	$139.49	$115.20	$132.24
June 30, 2006	$167.95	$130.38	$154.84
September 29, 2006	$164.85	$134.57	$158.09
December 29, 2006	$182.37	$156.30	$167.93
March 30, 2007	$189.97	$164.35	$180.16
June 29, 2007	$195.18	$166.82	$169.50
September 30, 2007	$174.50	$123.45	$127.20
December 31, 2007	$152.91	$98.25	$102.05
January 8, 2008*	$107.42	$96.20	$96.20

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SHLD

Initial price: $96.20

Protection level: 70.00%

Protection price: $67.34

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.395010

Coupon: 14.25% per annum

Maturity: January 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.88

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	14.25%		100.00%
+ 90%	14.25%		90.00%
+ 80%	14.25%		80.00%
+ 70%	14.25%		70.00%
+ 60%	14.25%		60.00%
+ 50%	14.25%		50.00%
+ 40%	14.25%		40.00%
+ 30%	14.25%		30.00%
+ 20%	14.25%		20.00%
+ 10%	14.25%		10.00%
+ 5%	14.25%		5.00%

0%	14.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.25%	9.25%	-5.00%
- 10%	14.25%	4.25%	-10.00%
- 20%	14.25%	-5.75%	-20.00%
- 30%	14.25%	-15.75%	-30.00%
- 40%	N/A	-25.75%	-40.00%
- 50%	N/A	-35.75%	-50.00%
- 60%	N/A	-45.75%	-60.00%
- 70%	N/A	-55.75%	-70.00%
- 80%	N/A	-65.75%	-80.00%
- 90%	N/A	-75.75%	-90.00%
- 100%	N/A	-85.75%	-100.00%

FWP-18

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”), formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and most other countries of the world. The Company’s principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses.

The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$44.29	$37.80	$43.83
June 28, 2002	$44.54	$38.50	$40.92
September 30, 2002	$41.10	$29.86	$31.90
December 31, 2002	$36.50	$32.03	$34.94
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
September 30, 2007	$93.66	$78.76	$92.56
December 31, 2007	$95.27	$83.37	$93.69
January 8, 2008*	$94.74	$89.68	$90.18

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XOM

Initial price: $90.18

Protection level: 80.00%

Protection price: $72.14

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.088933

Coupon: 9.00% per annum

Maturity: January 30, 2009

Dividend yield: 1.52% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.52%
+ 90%	9.00%		91.52%
+ 80%	9.00%		81.52%
+ 70%	9.00%		71.52%
+ 60%	9.00%		61.52%
+ 50%	9.00%		51.52%
+ 40%	9.00%		41.52%
+ 30%	9.00%		31.52%
+ 20%	9.00%		21.52%
+ 10%	9.00%		11.52%
+ 5%	9.00%		6.52%
0%	9.00%		1.52%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.48%
- 10%	9.00%	-1.00%	-8.48%
- 20%	9.00%	-11.00%	-18.48%
- 30%	N/A	-21.00%	-28.48%
- 40%	N/A	-31.00%	-38.48%
- 50%	N/A	-41.00%	-48.48%
- 60%	N/A	-51.00%	-58.48%
- 70%	N/A	-61.00%	-68.48%
- 80%	N/A	-71.00%	-78.48%
- 90%	N/A	-81.00%	-88.48%
- 100%	N/A	-91.00%	-98.48%

FWP-19

Yahoo! Inc.

According to publicly available information, Yahoo! Inc., together with its consolidated subsidiaries (the “Company”), is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. To its global audience of users, the Company provides it’s owned and operated online properties and services. To its advertisers, the Company provides a range of tools and marketing solutions designed to enable businesses to reach its users.

The linked share’s SEC file number is 0-28018.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$10.68	$6.71	$9.24
June 28, 2002	$9.58	$6.41	$7.38
September 30, 2002	$7.43	$4.47	$4.79
December 31, 2002	$9.49	$4.51	$8.18
March 31, 2003	$12.50	$8.25	$12.01
June 30, 2003	$16.75	$11.26	$16.38
September 30, 2003	$19.13	$14.05	$17.69
December 31, 2003	$22.74	$17.50	$22.59
March 31, 2004	$25.21	$20.58	$24.30
June 30, 2004	$36.51	$23.95	$36.33
September 30, 2004	$35.34	$25.53	$33.91
December 31, 2004	$39.78	$33.60	$37.68
March 31, 2005	$38.89	$30.31	$33.90
June 30, 2005	$38.95	$32.30	$34.65
September 30, 2005	$38.00	$31.60	$33.84
December 30, 2005	$43.45	$32.78	$39.18
March 31, 2006	$43.65	$29.75	$32.26
June 30, 2006	$34.08	$28.60	$33.00
September 29, 2006	$33.74	$24.62	$25.28
December 29, 2006	$28.56	$22.66	$25.54
March 30, 2007	$32.84	$25.26	$31.29
June 29, 2007	$33.61	$26.61	$27.13
September 30, 2007	$27.80	$22.27	$26.84
December 31, 2007	$34.07	$22.80	$23.26
January 8, 2008*	$24.19	$22.50	$22.50

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 8, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: YHOO

Initial price: $22.50

Protection level: 75.00%

Protection price: $16.88

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.444444

Coupon: 12.50% per annum

Maturity: January 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.42

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.50%		100.00%
+ 90%	12.50%		90.00%
+ 80%	12.50%		80.00%
+ 70%	12.50%		70.00%
+ 60%	12.50%		60.00%
+ 50%	12.50%		50.00%
+ 40%	12.50%		40.00%
+ 30%	12.50%		30.00%
+ 20%	12.50%		20.00%
+ 10%	12.50%		10.00%
+ 5%	12.50%		5.00%

0%	12.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.50%	7.50%	-5.00%
- 10%	12.50%	2.50%	-10.00%
- 20%	12.50%	-7.50%	-20.00%
- 30%	N/A	-17.50%	-30.00%
- 40%	N/A	-27.50%	-40.00%
- 50%	N/A	-37.50%	-50.00%
- 60%	N/A	-47.50%	-60.00%
- 70%	N/A	-57.50%	-70.00%
- 80%	N/A	-67.50%	-80.00%
- 90%	N/A	-77.50%	-90.00%
- 100%	N/A	-87.50%	-100.00%

FWP-20